EXHIBIT 21.1


Name of Subsidiary                                 Jurisdiction of Incorporation


Actar Airforce, Inc.                                       Canada

Coast Medical, Inc.                                        Delaware

EchoCath, Inc.                                             New Jersey
                                                          (20% owned)

HealthStar Pharmaceutical Services, Inc.                   Delaware

Mediziv Medical Products, Inc.                             Israel

Thomas Medical Products, Inc.                              Pennsylvania

Vital Signs California                                     California

Vital Signs Sales Corporation                              Delaware

Vital Signs GmbH                                           Germany

Vital Signs Limited                                        United Kingdom

Vital Signs MN, Inc.
         (formerly Biomedical
          Dynamics Corporation)                            Minnesota

Vital Signs (N) FDM BBO                                    Malaysia